SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________
FORM 8-K
CURRENT REPORT
Filed Pursuant to Section 13 or 15 (d) of the Securities Act of 1934
Date of Report (Date of earliest event reported): July 14, 2005

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-28291

Nevada	86-0867960
(State or other jurisdiction of
incorporation or organization)	(IRS Employer Identification No.)

13636 Neutron Rd., Dallas, TX 75244
(Address of principal executive offices)

Registrant's telephone number, including area code: 972-934-1586

Not Applicable
(Former name or former address, if applicable)

Item 5.02 (d) Election of New Director

On July 15, 2005, the Board voted to increase the number of directors from four to five, and elected John Macgregor to fill the vacancy as a new director. He was also named as a member of the Audit Committee. Mr. Macgregor retired from the World Bank in 2004 after 25 years of service. He coordinated Bank programs of lending and technical support for Egypt, Yemen, Jordan, Kenya, Somalia, Djibouti, and Bangladesh, and represented the Bank in dialogue with those governments on economic, fiscal, and administrative policies.

There is no arrangement or understanding between Mr. Macgregor and any other person pursuant to which he was selected as a director. There have been no transactions within the past two years, or proposed transactions, to which the Registrant was or is to be a party, in an amount exceeding $60,000, in which Mr. Macgregor had or is to have a direct or indirect interest.

Item 5.03 Amendments to Bylaws

By means of a unanimous consent signed on July 14, 2005, the Board of Directors of the Registrant approved the amendment of the Registrant's By-laws to be effective as of April 1, 2005. This amendment makes a number of updates and clarifications:

The amendment clarifies the location of the principal place of business. The amendment also changes the date of the annual meeting from January 15 to such date as the Board of Directors shall specify. The January 15 date was problematic, because audited financial statements could not be available by that date.

 The amendment also allows the record date for a shareholders vote to be fixed up to 60 days in advance, rather than no more than 20 days in advance. Similarly, the notice of a shareholders meeting may be sent out up to 60 days in advance, rather than no more than 20 days in advance. These changes are designed to accommodate the fact that the Registrant is a public company and the additional time will accommodate better notice to shareholders.

The amendments also provide that notices to directors may be given by electronic means, as permitted by Nevada corporation law.

The amendments also establish the position of Chief Operating Officer as an office of the Registrant. The amendments also provide that if the positions of Chief Executive Officer ('CEO") and President are held by different people, the Board may shift some duties from the President to the CEO. The amendments also state that if at any time there is no Treasurer serving, then the Chief Financial Officer shall take on the duties of the Treasurer.

The amendment allows the board to act by means of unanimous consent signed either before or after an action is taken, in accordance with Nevada corporation law.

The amendment clarifies that officer indemnification will not exceed limitations imposed by law.

The amendment eliminates gender references.

A copy of the amendment is attached hereto as Exhibit 3.1.

Item 5.05 Adoption of a Code of Ethics

On July 15, 2005, the Board of Directors adopted a Code of Conduct to be applicable to all directors, officers and employees. The Code is intended to establish a high ethical standard for the Registrant. The Code states that violations of the laws will not be tolerated. The Code also specifically addresses environmental law, health and safety, harassment and discrimination policies, conflict of interest and corporate opportunities, gifts and gratuities, and confidential information.

A copy of the Code of Conduct is attached hereto as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
3.1	Bylaws Amended Through April 1, 2005
14.1	Code of Conduct for Directors, Officers and Employees

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.

/s/ Dallas Talley
Date: July 18, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws Amended Through April 1, 2005
14.1	Code of Conduct for Directors, Officers and Employees